Exhibit 10.43

Limited Guaranty Agreement

THIS LIMITED GUARANTY AGREEMENT (this “Guaranty”) is made effective as of the 29th day of December, 2011, by PECO-ARC INSTITUTIONAL REIT LLC, a Delaware limited liability company (the “Guarantor”), with an address at 11501 Northlake Drive, Cincinnati, Ohio 45247, in consideration of the extension of credit by PNC BANK, NATIONAL ASSOCIATION, (the “Bank”), with an address at 201 East Fifth Street, Cincinnati, Ohio 45202, to CURETON STATION LLC, a Delaware limited liability company (the “Borrower”), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

1. Guaranty of Obligations. The Guarantor hereby unconditionally guarantees, as a primary obligor, the prompt payment and performance of, subject to the limitations set forth below, all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Bank or to any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, whether or not (i) evidenced by any note, guaranty or other instrument, (ii) arising under any agreement, instrument or document, (iii) for the payment of money, (iv) arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, (v) under any interest or currency swap, future, option or other interest rate protection or similar agreement, (vi) under or by reason of any foreign currency transaction, forward, option or other similar transaction providing for the purchase of one currency in exchange for the sale of another currency, or in any other manner, or (vii) arising out of overdrafts on deposit or other accounts or out of electronic funds transfers (whether by wire transfer or through automated clearing houses or otherwise) or out of the return unpaid of, or other failure of the Bank to receive final payment for, any check, item, instrument, payment order or other deposit or credit to a deposit or other account, or out of the Bank’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository or other similar arrangements; and any amendments, extensions, renewals and increases of or to any of the foregoing, and all costs and expenses of the Bank incurred in the documentation, negotiation, modification, enforcement, collection and otherwise in connection with any of the foregoing, including reasonable attorneys’ fees and expenses; provided, however, that the Guarantor’s liability hereunder shall not exceed the sum of (i) the Principal Obligation (as hereinafter defined), plus (ii) all accrued and unpaid interest and all costs and expenses arising under or in connection with the Revolving Term of even date herewith (the “Note”), plus (iii) the Carve-Out Obligations (as hereinafter defined) (collectively, the “Obligations”). If the Borrower defaults under any such Obligations, the Guarantor will pay the amount due to the Bank. For purposes of this Guaranty, “Principal Obligation” shall mean 25% of the outstanding principal balance as of the date of acceleration by the Bank.

2. Carve-Out Obligations. Guarantor hereby assumes liability for, hereby agrees to pay, and hereby guarantees payment to the Bank of, all claims, demands, liabilities, losses, damages, judgments, penalties, costs and expenses, including, without limitation, reasonable attorney’s fees and disbursements, which may be imposed upon, asserted against or incurred or paid by the Bank by reason of, on account of or in connection with:

(i) security deposits of tenants of the Property (as defined in the Fee and Leasehold Mortgage and Security Agreement of even date herewith (the “Mortgage”)) executed by Borrower in favor of the Bank, which have not been paid over to the Bank;

(ii) any rents prepaid by any tenant of the Property more than one (1) month in advance;

(iii) fraud or material misrepresentation on the part of Borrower;

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(iv) Borrower’s failure to pay, or cause to be paid, real estate taxes or other assessments against the Property;

(v) Borrower’s failure to maintain, or cause to be maintained, insurance as required under the Loan Documents (as defined in the Mortgage);

(vi) misuse, misapplication, or misappropriation of funds generated by, or waste of, the Property in contravention of the Loan Documents;

(vii) a voluntary bankruptcy or insolvency proceeding of the Borrower;

(viii) an involuntary bankruptcy or insolvency proceeding of Borrower which is not dismissed within ninety (90) days of the filing thereof;

(ix) Borrower’s or Grantor’s interference with Bank’s exercise of the rights and remedies contained in the Loan Documents, but not the exercise of legitimate defenses put forward in good faith;

(x) any transfers of title to the Property in violation of the terms and conditions of the Loan Documents;

(xi) any further encumbrance of the Property or the ownership interest of the Borrower or Guarantor; or

(xii) the termination, failure to renew or other expiration of the Ground Lease at any time during the term of the Note.

3. Nature of Guaranty; Waivers. This is a guaranty of payment and not of collection and the Bank shall not be required or obligated, as a condition of the Guarantor’s liability, to make any demand upon or to pursue any of its rights against the Borrower, or to pursue any rights which may be available to it with respect to any other person who may be liable for the payment of the Obligations (Guarantor herewith expressly waiving any right Guarantor otherwise might have or might have had under the provisions of Section 26-7 of the North Carolina General Statutes, et seq. and/or other North Carolina laws).

This is an absolute, unconditional, irrevocable and continuing guaranty and will remain in full force and effect until all of the Obligations have been indefeasibly paid in full, and the Bank has terminated this Guaranty. This Guaranty will remain in full force and effect even if there is no principal balance outstanding under the Obligations at a particular time or from time to time. This Guaranty will not be affected by any surrender, exchange, acceptance, compromise or release by the Bank of any other party, or any other guaranty or any security held by it for any of the Obligations, by any failure of the Bank to take any steps to perfect or maintain its lien or security interest in or to preserve its rights to any security or other collateral for any of the Obligations or any guaranty, or by any irregularity, unenforceability or invalidity of any of the Obligations or any part thereof or any security or other guaranty thereof, and to that end, Guarantor hereby expressly waives any right to require the Bank to bring any action against any other person or to require that resort be had to any security and, without limiting the generality of the foregoing, Guarantor herewith expressly waives any right Guarantor otherwise might have or might have had under the provisions of Section 26-7 of the North Carolina General Statutes, et seq. and/or other North Carolina laws. The Guarantor’s obligations hereunder shall not be affected, modified or impaired by any counterclaim, set-off recoupment, deduction or defense based upon any claim the Guarantor may have (directly or indirectly) against the Borrower or the Bank, except payment or performance of the Obligations.

Notice of acceptance of this Guaranty, notice of extensions of credit to the Borrower from time to time, notice of default, diligence, presentment, notice of dishonor, protest, demand for payment, and any defense based upon the Bank’s failure to comply with the notice requirements under Sections 9-611 and 9-612 of the Uniform Commercial Code as in effect from time to time are hereby waived. The Guarantor waives all defenses based on suretyship or impairment of collateral.

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The Bank at any time and from time to time, without notice to or the consent of the Guarantor, and without impairing or releasing, discharging or modifying the Guarantor’s liabilities hereunder, may (a) change the manner, place, time or terms of payment or performance of or interest rates on, or other terms relating to, any of the Obligations; (b) renew, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Obligations, any other guaranties, or any security for any Obligations or guaranties; (c) apply any and all payments by whomever paid or however realized including any proceeds of any collateral, to any Obligations of the Borrower in such order, manner and amount as the Bank may determine in its sole discretion; (d) settle, compromise or deal with any other person, including the Borrower or the Guarantor, with respect to any Obligations in such manner as the Bank deems appropriate in its sole discretion; (e) substitute, exchange or release any security or guaranty; or (f) take such actions and exercise such remedies hereunder as provided herein.

4. Repayments or Recovery from the Bank. If any demand is made at any time upon the Bank for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations and if the Bank repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of any such demand, the Guarantor will be and remain liable hereunder for the amount so repaid or recovered to the same extent as if such amount had never been received originally by the Bank. The provisions of this section will be and remain effective notwithstanding any contrary action which may have been taken by the Guarantor in reliance upon such payment, and any such contrary action so taken will be without prejudice to the Bank’s rights hereunder and will be deemed to have been conditioned upon such payment having become final and irrevocable.

5. Financial Statements. Guarantor shall furnish to the Bank:

(a) Upon the Bank’s written request, as soon as available but in no event more than ninety (90) days after the close of the fiscal year of Guarantor, a copy of Guarantor’s unqualified, audited annual financial statements; and

(b) Upon the Bank’s written request, within forty-five (45) days after the close of each fiscal quarter of Guarantor, financial statements, in form and substance reasonably satisfactory to the Bank, certified as accurate by an authorized financial officer of Guarantor; and

(c) Within forty-five days after the close of each fiscal six month period of Guarantor, a certificate as to its compliance with the Guarantor’s Covenants set forth in Paragraph 6 below, which certificate shall be in form of the Compliance Certificate attached as Exhibit A to this Guaranty and it shall contain detailed calculations of each Guarantor Covenants as of the applicable reporting period and whether any Event of Default exists, and, if so, the nature thereof and the corrective measures Guarantor proposes to take; and

(d) Upon the Bank’s written request, such other information about the financial condition and operations of Guarantor as the Bank may, from time to time, reasonable request.

6. Guarantor’s Covenants.

(a) On or before December 31, 2011, Guarantor shall (i) be the sole member of Borrower, Southampton Station LLC, a Delaware limited liability company (“Southampton”), Centerpoint Station LLC, a Delaware limited liability company, and Burwood Station LLC, a Delaware limited liability company, and (ii) have fully complied with the terms and conditions of the Permitted Transfer, as such term is defined in the Loan Agreement dated November     , 2011 by and between the Bank and Borrower or the loan agreement by and between the Bank and Southampton, as applicable.

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(b) On or before December 31, 2011 and at all times thereafter, Guarantor shall own three (3) properties. Guarantor may own such properties directly or indirectly as the sole member of the fee owners of such properties. Guarantor’s compliance with Section 6(a) shall be applied to the requirements of this Section 6(b).

7. Enforceability of Obligations. No modification, limitation or discharge of the Obligations arising out of or by virtue of any bankruptcy, reorganization or similar proceeding for relief of debtors under federal or state law will affect, modify, limit or discharge the Guarantor’s liability in any manner whatsoever and this Guaranty will remain and continue in full force and effect and will be enforceable against the Guarantor to the same extent and with the same force and effect as if any such proceeding had not been instituted. The Guarantor waives all rights and benefits which might accrue to it by reason of any such proceeding and will be liable to the full extent hereunder, irrespective of any modification, limitation or discharge of the liability of the Borrower that may result from any such proceeding.

8. Events of Default. The occurrence of any of the following shall be an “Event of Default”: (i) any Event of Default (as defined in any of the Obligations); (ii) any default under any of the Obligations that does not have a defined set of “Events of Default” and the lapse of any notice or cure period provided in such Obligations with respect to such default; (iii) demand by the Bank under any of the Obligations that have a demand feature; (iv) the Guarantor’s failure to perform any of its obligations hereunder within thirty (30) days after receipt of notice that such obligation was not performed; (v) the falsity, inaccuracy or material breach by the Guarantor of any written warranty, representation or statement made or furnished to the Bank by or on behalf of the Guarantor; or (vi) the termination or attempted termination of this Guaranty. Upon the occurrence of any Event of Default, the Guarantor shall pay to the Bank the amount of the Obligations; or (b) the Bank in its discretion may exercise with respect to any collateral any one or more of the rights and remedies provided a secured party under the applicable version of the Uniform Commercial Code; or (c) the Bank in its discretion may exercise from time to time any other rights and remedies available to it at law, in equity or otherwise.

9. Intentionally Omitted.

10. Collateral. This Guaranty is secured by the property described in any collateral security documents which the Guarantor executes and delivers to the Bank and by such other collateral as previously may have been or may in the future be granted to the Bank to secure any Obligations of the Guarantor to the Bank.

11. Costs. To the extent that the Bank incurs any costs or expenses in protecting or enforcing its rights under the Obligations or this Guaranty, including reasonable attorneys’ fees and the costs and expenses of litigation, such costs and expenses will be due on demand, will be included in the Obligations and will bear interest from the incurring or payment thereof at the Default Rate (as defined in any of the Obligations).

12. Postponement of Subrogation. Until the Obligations are indefeasibly paid in full, expire, are terminated and are not subject to any right of revocation or rescission, the Guarantor postpones and subordinates in favor of the Bank or its designee (and any assignee or potential assignee) any and all rights which the Guarantor may have to (a) assert any claim whatsoever against the Borrower based on subrogation, exoneration, reimbursement, or indemnity or any right of recourse to security for the Obligations with respect to payments made hereunder, and (b) any realization on any property of the Borrower, including participation in any marshalling of the Borrower’s assets.

13. Intentionally Omitted.

14. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and will be effective upon receipt. Notices may be given in any manner to which the Bank and the Guarantor may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed

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to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to addresses for the Bank and the Guarantor as set forth above or to such other address as either may give to the other for such purpose in accordance with this section.

15. Preservation of Rights. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity. The Bank may proceed in any order against the Borrower, the Guarantor or any obligor of, or any collateral securing, the Obligations.

16. Illegality. If any provision contained in this Guaranty should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Guaranty.

17. Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Guarantor from, any provision of this Guaranty will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor will entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstance.

18. Entire Agreement. This Guaranty (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Guarantor and the Bank with respect to the subject matter hereof; provided, however, that this Guaranty is in addition to, and not in substitution for, any other guarantees from the Guarantor to the Bank.

19. Successors and Assigns. This Guaranty will be binding upon and inure to the benefit of the Guarantor and the Bank and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Guarantor may not assign this Guaranty in whole or in part without the Bank’s prior written consent and the Bank at any time may assign this Guaranty in whole or in part.

20. Interpretation. In this Guaranty, unless the Bank and the Guarantor otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; and references to sections or exhibits are to those of this Guaranty. Section headings in this Guaranty are included for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose. If this Guaranty is executed by more than one party as Guarantor, the obligations of such persons or entities will be joint and several.

21. Indemnity. The Guarantor agrees to indemnify each of the Bank, each legal entity, if any, who controls, is controlled by or is under common control with the Bank and each of their respective directors, officers and employees (the “Indemnified Parties”), and to defend and hold each Indemnified Party harmless from and against, any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Guarantor), in connection with or arising out of or relating to the matters referred to in this Guaranty, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Guarantor, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity

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agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Guaranty and assignment of any rights hereunder. The Guarantor may participate at its expense in the defense of any such claim.

22. Governing Law and Jurisdiction. This Guaranty has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated above is located. THIS GUARANTY WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE GUARANTOR DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK’S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The Guarantor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank’s office indicated above is located; provided that nothing contained in this Guaranty will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Guarantor individually, against any security or against any property of the Guarantor within any other county, state or other foreign or domestic jurisdiction. The Guarantor acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Guarantor. The Guarantor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Guaranty.

23. Equal Credit Opportunity Act. If the Guarantor is not an “applicant for credit” under Section 202.2 (e) of the Equal Credit Opportunity Act of 1974 (“ECOA”), the Guarantor acknowledges that (i) this Guaranty has been executed to provide credit support for the Obligations, and (ii) the Guarantor was not required to execute this Guaranty in violation of Section 202.7(d) of the ECOA.

24. Intentionally Omitted.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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25. WAIVER OF JURY TRIAL. THE GUARANTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT THE GUARANTOR MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS GUARANTY, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS GUARANTY OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE GUARANTOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Guarantor acknowledges that it has read and understood all the provisions of this Guaranty, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

WITNESS / ATTEST:

PECO-ARC INSTITUTIONAL REIT LLC,
a Delaware limited liability company

By:	/s/ Barbara Hood	By:	PECO – ARC Institutional Joint Venture I, L.P.,
Name:	Barbara Hood		a Delaware limited partnership, its manager

			By:	PAI GP LLC, a Delaware limited liability Company, the General Partner of the manager

				By:	/s/ R. Mark Addy
				Name:	R. Mark Addy
				Title:	President

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